UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2012

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2860 South Circle Drive, Suite 350, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

‘ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

’ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

’ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

’ Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 11, 2012, Century Casinos, Inc.’s subsidiary Century Casinos Europe GmbH, signed an agreement with LOT Polish Airlines to acquire an additional 33.3% ownership interest in Casinos Poland Ltd (“CPL”), the owner and operator of eight casinos in Poland.

The transaction is subject to approval from the Polish Minister of Finance and the co-shareholder in CPL. There is no assurance that the company will obtain the needed approvals or as to the timing of such approvals. Upon closing of the transaction, the company will own a 66.6% ownership interest in CPL.

The purchase price is PLN 21,500 million (approximately USD 6.8 million based on the exchange rate in effect on October 10, 2012). The company intends to pay for the investment with cash on hand.

Item 7.01 Regulation FD Disclosure.

On October 11, 2012, the company issued a press release announcing the agreement to purchase an additional 33.3% ownership in CPL. A copy of the press release is furnished herewith as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1
Century Casinos, Inc. press release announcing an agreement to purchase an additional 33.3% ownership in CPL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: October 11, 2012	By : /s/ Margaret Stapleton
Margaret Stapleton
Executive Vice President and Principal Financial/Accounting Officer